AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2001
                                               REGISTRATION NO. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3

                              --------------------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ULTRALIFE BATTERIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                      16-387013
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                             2000 Technology Parkway
                             Newark, New York 14513
                                 (315) 332-7100
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                              --------------------

                               John D. Kavazanjian
                      President and Chief Executive Officer
                            Ultralife Batteries, Inc.
                             2000 Technology Parkway
                             Newark, New York 14513
                                 (315) 332-7100
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                              --------------------

                                    Copy to:

                             Jeffrey H. Bowen, Esq.
                           Harter, Secrest & Emery LLP
                            1600 Bausch & Lomb Place
                            Rochester, New York 14604
                                 (716) 232-6500

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of Shares                   Amount             Proposed Maximum         Proposed Maximum Aggregate           Amount
 to Be Registered               to Be Registered   Offering Price Per Unit (1)       Offering Price (1)       of Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value    1,090,000 shares             $6.05                      $6,594,500.00               $1,648.63
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon      109,000 shares(2)            $6.25                       $681,250.00                 $170.31
exercise of Warrants
====================================================================================================================================

(1) The price of $6.05, which was the average of the high and low sale prices of the Common Stock on the Nasdaq National Market System on August 13, 2001, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c). The price of $6.25 is the exercise price of the warrants and is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(g).

(2) Shares issuable upon exercise of warrants issued to the Company's placement agent, H.C. Wainwright & Co., Inc., and certain of its affiliates at an exercise price of $6.25 per share in connection with the private placement of 1,090,000 shares of restricted stock at $6.25 per share.

(3)   Calculated pursuant to Rule 457(c) and Rule 457(g).

      In accordance with Rule 416(a), this Registration Statement shall cover any additional securities that may be issued in connection with the terms of the securities which provide for a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                                      PROSPECTUS

                                1,199,000 SHARES

                            ULTRALIFE BATTERIES, INC.
                                  COMMON STOCK

                              --------------------

      This Prospectus relates to the public offering of 1,199,000 shares of our Common Stock, par value $.10 per share. Of the total 1,199,000 shares, 1,090,000 of such shares are being registered for the accounts of the selling stockholders identified in Table A in the section titled "Selling Stockholders". The remaining 109,000 of such shares are being registered for the accounts of future stockholders who will receive their shares upon the exercise of the warrants held by those parties identified in Table B in the Section titled "Selling Stockholders". This offering will not be underwritten. All 1,199,000 shares may be offered by certain of our stockholders or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer. Of the shares being registered, 1,090,000 of such shares were originally issued in a private transaction pursuant to that certain Share Purchase Agreement dated July 19, 2001 by and among the Company and subscribers identified in Table A in the section of this Prospectus entitled "Selling Stockholders". The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D. We are registering the shares pursuant to Section 7.1 of the Share Purchase Agreement. The remaining 109,000 shares are subject to future issuance upon the exercise of warrants granted to our placement agent, H.C. Wainwright & Co., Inc. and several of its affiliates, pursuant to that certain Warrant Agreement dated as of July 20, 2001 by and among the Company, H.C. Wainwright and its affiliates. We are registering these shares in accordance with the provisions of that Warrant Agreement.

      The shares we are registering may be offered by the selling stockholders (including those holding stock as a result of the future exercise of the warrants) from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale. The shares may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders (including those holding stock as a result of the future exercise of the warrants) may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (including those holding stock as a result of the future exercise of the warrants) and/or the purchasers of the shares for whom such broker-dealers act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. For further information, see the section entitled "Plan of Distribution" below.

      We will not receive any of the proceeds from the sale of these shares. However, to the extent the warrants are exercised through payment of the exercise price in cash, rather than a cashless exercise, we will receive the proceeds of those exercises. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the selling stockholders (including those holding stock as a result of the future exercise of the warrants). Our Common Stock is quoted on the Nasdaq National Market under the symbol "ULBI." On August 13, 2001, the last reported sale price for the Common Stock was $6.05.

                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         This offering of our Common Stock involves certain risks. For further information, please see the section entitled "Risk Factors".

                 The date of this Prospectus is August ___, 2001

                                Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary                                                            3
Risk Factors                                                                  3
Forward-Looking Statements                                                    7
Use of Proceeds                                                               8
Selling Stockholders                                                          8
Plan of Distribution                                                         11
Legal Matters                                                                12
Experts                                                                      12
Where You Can Find More Information                                          12
Incorporation of Information by Reference                                    13

                               PROSPECTUS SUMMARY

      This summary highlights selected information and does not contain all of the information that is important to you. We urge you to read the entire Prospectus carefully and any information contained in or incorporated by reference in this Prospectus before you decide whether to buy our Common Stock. You should pay special attention to the risks of investing in our Common Stock discussed under Risk Factors below. Unless the context otherwise requires, references in this Prospectus to Ultralife, we, us, and our refer to Ultralife Batteries, Inc. and our subsidiaries.

Ultralife

      We develop, manufacture and market a wide range of standard and customized primary and rechargeable lithium batteries for use in a wide array of applications and markets, including military, automotive telematics, safety and medical, and computers and communications. We believe that our proprietary technologies allow us to offer batteries that are ultra-thin, light weight and that generally achieve greater operating performance than other batteries currently available. We sell our products directly to original equipment manufacturers in the United States and abroad and have contractual arrangements with sales representatives who market our products on a commission basis in particular areas. We also distribute our products to domestic and international distributors and retailers that purchase our batteries for resale. We have obtained ISO 9001 certification for our lithium batteries manufacturing operations in Newark, New York and Abingdon, England. As of June 30, 2001, we had approximately 455 employees worldwide.

      We were formed in December 1990 as a Delaware corporation. In March 1991, we acquired certain technology and assets from Eastman Kodak Company relating to its 9-volt lithium manganese dioxide primary battery and in June 1994, as a result of the formation of our United Kingdom subsidiary and acquisition of certain battery-related assets, acquired a presence in Europe. In December 1998, we announced a joint venture to produce our polymer rechargeable batteries in Taiwan.

      Our principal executive office is located at 2000 Technology Parkway, Newark, New York 14513. Our telephone number is (315) 332-7100.

                                  RISK FACTORS

      An investment in shares of Common Stock offered hereby involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the Common Stock offered by this Prospectus. The following factors could cause actual results to differ materially from the matters described in the forward-looking statements, with material and adverse effects on the Company's business, operating results, financial condition and the value of Ultralife stock.

History of Operating Losses; Uncertainty of Future Profitability

      We began operating our company in March 1991. During each year since 1991, we have had net operating losses. These losses have resulted mainly from the cost of researching, developing and manufacturing our products and general and administrative costs associated with operating our company. We cannot assure that we will generate an operating profit or achieve profitability in the future.

Uncertainty of Market Acceptance of Advanced Rechargeable Batteries

      Although we have begun volume production of our rechargeable batteries, our advanced rechargeable batteries have not yet achieved wide acceptance in the market. We cannot assure that a market will ever accept our advanced rechargeable batteries. The introduction of new products is subject to the inherent risks of unforeseen delays and the time necessary to achieve market success for any individual product is uncertain. If volume production and/or market penetration of our advanced rechargeable batteries is delayed for any reason, our competitors may introduce emerging technologies or improve existing technologies which could have a material adverse effect on our business, financial condition and results of operations.

Dependence on OEM Relationships and their products for Sale of Advanced Rechargeable Batteries

      We will continue to promote market demand for, and awareness of, our advanced rechargeable batteries. We will accomplish this partly through the development of relationships with OEMs that manufacture products which require the performance characteristics of our advanced rechargeable batteries. The success of any such relationship depends upon the general business condition of the OEM and our ability to produce our advanced rechargeable batteries at the quality and cost and within the period required by such OEMs. Our failure to develop a sufficient number of relationships with OEMs could have a material adverse effect on our business, financial condition and results of operations.

      A substantial portion of our business will depend upon the success of products sold by OEMs that use our batteries. Therefore, our success is substantially dependent upon the acceptance of the OEMs' products in the marketplace. We are subject to many risks beyond our control that influence the success or failure of a particular product manufactured by an OEM, including, competition faced by the OEM in its particular industry; market acceptance of the OEM's product; the engineering, sales, marketing and management capabilities of the OEM; technical challenges unrelated to our technology or products faced by the OEM in developing its products; and, the financial and other resources of the OEM.

Risks Relating to Growth and Expansion

      Rapid growth of our advanced rechargeable battery business or other segments of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining rapid market growth of our advanced rechargeable batteries, we will be required to deliver large volumes of quality products to our customers on a timely basis at a reasonable cost to those customers. We cannot assure, however, that our business will rapidly grow or that our efforts to expand our manufacturing and quality control activities will be successful or that we will be able to satisfy commercial scale production requirements on a timely and cost-effective basis. We will also be required to continue to improve our operations, management and financial systems and controls. Our failure to manage our growth effectively could have an adverse effect on our business, financial condition and results of operations.

Competition; Technological Obsolescence

      The primary and rechargeable battery industry is characterized by intense competition with a large number of companies offering or seeking to develop technology and products similar to ours. We are subject to competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride, lithium-ion liquid electrolyte and lithium-ion solid-polymer batteries, as well as from companies engaged in the development of batteries incorporating new technologies. Manufacturers of nickel-cadmium and nickel-metal hydride batteries include Eveready, Sanyo Electric Co. Ltd., Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd. and Duracell International, Inc. Manufacturers of lithium-ion liquid electrolyte batteries currently include Saft-Soc des ACC, Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd., Sanyo Electric Co. Ltd. and Duracell International, Inc. Valence Technology, Inc., Lithium Technology Corporation, and Yuasa-Exide, Inc. have developed prototype solid-polymer batteries and are constructing commercial-scale manufacturing facilities. We also compete with large and small manufacturers of alkaline, carbon-zinc, seawater, high rate and primary batteries as well as other manufacturers of lithium batteries. We cannot assure that we will successfully compete with these manufacturers, many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. Many companies with substantially greater resources than ours are developing a variety of battery technologies, including liquid electrolyte lithium and solid electrolyte lithium batteries, which are expected to compete with our technology. Other companies undertaking research and development activities of solid-polymer batteries have already developed prototypes and are constructing commercial scale production facilities. If these companies successfully market their batteries before the introduction of our products, there could be a material adverse effect on our business, financial condition and results of operations. The market for our products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although we believe that our batteries, particularly our 9-volt and advanced rechargeable batteries, are comprised of state-of-the-art technology, there can be no assurance that competitors will not develop technologies or products that would render our technology and products obsolete or less marketable.

Dependence on Key Personnel

Because of the specialized, technical nature of our business, we are highly dependent on certain members of our management, marketing, engineering and technical staff. If we lose the services or these members, this could have a material adverse effect on our business, financial condition and results of operations. In addition to developing manufacturing capacity so that we can produce high volumes of our advanced rechargeable batteries, we must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to pursue effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced managerial, marketing, engineering and technical personnel. We cannot assure that we will be able to retain or recruit this type of personnel.

Safety Risks; Demands of Environmental and Other Regulatory Compliance

Components of our batteries contain certain elements that are known to pose safety risks. Our primary battery products incorporate lithium metal, which when it reacts with water may cause fires if not handled properly. In addition to a December 1996 fire at our Abingdon, England facility, a fire occurred August 1997 at our Newark, New York facility and fires occurred in July 1994 and September 1995 at our Abingdon, England facility, each of which temporarily interrupted certain manufacturing operations in a specific area of these facilities. Although we incorporate safety procedures in our research, development and manufacturing processes that are designed to minimize safety risks, we cannot assure that more accidents will not occur. Although we currently carry insurance policies which cover loss of our plant and machinery, leasehold improvements, inventory and business interruption, any accident, whether at our manufacturing facilities or from the use of our products, may result in significant production delays or claims for damages resulting from injuries. These types of losses could have a material adverse effect on our business, financial condition and results of operations.

National, state and local laws impose various environmental controls on the manufacture, storage, use and disposal of lithium batteries and/or of certain chemicals used in the manufacture of lithium batteries. Although we believe that our operations are in substantial compliance with current environmental regulations and that, except as noted below, there are no environmental conditions that will require material expenditures for clean-up at our present or former facilities or at facilities to which it has sent waste for disposal, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on we or otherwise subject it to future liabilities. Moreover, state and local governments may enact additional restrictions relating to the disposal of lithium batteries used by our customers which could have a material adverse effect on our business, financial condition and results of operations. In addition, the U.S. Department of Transportation and certain foreign regulatory agencies that consider lithium to be a hazardous material regulate the transportation of batteries which contain lithium metal. We currently ship our lithium batteries in accordance with regulations established by the U.S. Department of Transportation. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our batteries or restricting disposal of batteries will not be imposed or how these regulations will affect us or our customers.

      In connection with our purchase/lease of our Newark, New York facility in 1998, a consulting firm performed a Phase I and II Environmental Site Assessment which revealed the existence of contaminated soil and ground water around one of our buildings. We retained an engineering firm which estimated that the cost of remediation should be in the range of $230,000. This cost, however, is merely an estimate and the cost may in fact be much higher. In February 1998, we entered into an agreement with a third party which provides that we and this third party will retain an environmental consulting firm to conduct a supplemental Phase II investigation to verify the existence of the contaminants and further delineate the nature of the environmental concern. The third party agreed to reimburse us for fifty percent of the cost of correcting the environmental concern on the Newark property. We cannot assure that we will not face claims resulting in substantial liability which would have a material adverse effect on our business, financial condition and results of operations in the period in which such claims are resolved.

Limited Sources of Supply

      Certain materials we use in our products are available only from a single or a limited number of suppliers. Additionally, we may elect to develop relationships with a single or limited number of suppliers for materials that are otherwise generally available. Although we believe that alternative suppliers are available to supply materials that could replace materials currently used by us and that, if necessary, we would be able to redesign our products to make use of such alternatives, any interruption in our supply from any supplier that serves as our sole source could delay product shipments and have a material adverse effect on our business, financial condition and results of operations. Although we have experienced interruptions of product deliveries by sole source suppliers, these interruptions have not had a material adverse effect on our business, financial condition and results of operations. We cannot guarantee that we will not experience a material interruption of product deliveries from sole source suppliers.

Dependence on Proprietary Technologies

      Our success depends more on the knowledge, ability, experience and technological expertise of our employees than on the legal protection of our patents and other proprietary rights. We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to our products and manufacturing processes. We cannot guarantee the degree of protection these various claims may or will afford, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements with certain employees, customers, consultants and strategic partners. There can be no assurance as to the degree of protection these contractual measures may or will afford. We, however, have had patents issued and patent applications pending in the U.S. and elsewhere. We cannot assure (i) that patents will be issued from any pending applications, or that the claims allowed under any patents will be sufficiently broad to protect our technology, (ii) that any patents issued to us will not be challenged, invalidated or circumvented, or (iii) as to the degree or adequacy of protection any patents or patent applications may or will afford. If we are found to be infringing third party patents, there can be no assurance that we will be able to obtain licenses with respect to such patents on acceptable terms, if at all. Our failure to obtain necessary licenses could delay product shipment or the introduction of new products, and costly attempts to design around such patents could foreclose the development, manufacture or sale of our products.

Dependence on Technology Transfer Agreements

      Our research and development of advanced rechargeable battery technology and products utilizes internally-developed technology, acquired technology and certain patents and related technology licensed by us pursuant to non-exclusive, technology transfer agreements. There can be no assurance that our competitors will not develop, independently or through the use of similar technology transfer agreements, rechargeable battery technology or products that are substantially equivalent or superior to the technologies and products currently under research and development by us.

Risks Related to China Joint Venture Program

      In July 1992, we entered into several agreements related to the establishment of a manufacturing facility in Changzhou, China, for the production and distribution in and from China of 2/3A lithium primary batteries. Changzhou Ultra Power Battery Co., Ltd., a company organized in China ("China Battery"), purchased from us certain technology, equipment, training and consulting services relating to the design and operation of a lithium battery manufacturing plant. China Battery was required to pay approximately $6.0 million to us over the first two years of the agreement, of which approximately $5.6 million has been paid. We have been attempting to collect the balance due under this contract. China Battery has indicated that it will not make these payments until certain contractual issues have been resolved. Due to China Battery's questionable willingness to pay, we wrote off in fiscal 1997 the entire balance owed to us as well as our investment aggregating $805,000. Since China Battery has not purchased technology, equipment, training or consulting services from us to produce batteries other than 2/3 A lithium batteries, we do not believe that China Battery has the capacity to become our competitor. We do not anticipate that the manufacturing or marketing of 2/3 A lithium batteries will be a substantial portion of our product line in the future. However, in December 1997, China Battery sent to us a letter demanding reimbursement of an unspecified amount of losses they have incurred plus a refund for certain equipment that we sold to China Battery. We have attempted to initiate negotiations to resolve the dispute. However, an agreement has not yet reached. Although China Battery has not taken any additional steps, there can be no assurance that China Battery will not further pursue such a claim which, if successful, would have a material adverse effect on our business, financial condition and results of operations. We believe that such a claim is without merit.

Ability to Insure Against Losses

      Because certain of our primary batteries are used in a variety of security and safety products and medical devices, we may be exposed to liability claims if such a battery fails to function properly. We maintain what we believe to be sufficient liability insurance coverage to protect against potential claims; however, there can be no assurance that the liability insurance will continue to be available, or that any such liability insurance would be sufficient to cover any claim or claims.

Possible Volatility of Stock Price

      Future announcements concerning us or our competitors, including technological innovations or commercial products, litigation or public concerns as to the safety or commercial value of one or more of our products, may cause the market price of our Common Stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus, including information contained in documents that are incorporated by reference in this Prospectus, contains forward-looking statements, as that term is defined by federal securities laws, that relate to the financial condition, results of operations, plans, objectives, future performance and business of Ultralife. These statements are frequently preceded by, followed by or include the words believes, expects, anticipates, estimates or similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. The statements contained in this Prospectus relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including future demand for our products and services, the successful commercialization of our advanced rechargeable batteries, general economic conditions, government and environmental regulation, competition and customer strategies, technological innovations in the primary and rechargeable battery industries, changes in our business strategy or development plans, capital deployment, business disruptions, including those caused by fire, raw materials, supplies and other risks and uncertainties, certain of which are beyond our control. In addition to these risks, in the section of this Prospectus entitled Risk Factors, we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this Prospectus. We advise you not to place undue reliance on these forward-looking statements in light of the material risks and uncertainties to which they are subject. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders. To the extent, however, that the warrants are exercised through payment of the exercise price in cash, rather than a cashless exercise, we will receive the proceeds of those exercises. We have agreed to bear all expenses, other than selling commissions and fees and expenses of counsel and other advisors to the selling stockholders, in connection with the registration of the shares being offered.

                              SELLING STOCKHOLDERS

      The following Table A sets forth the number of shares of Common Stock owned by each of the selling stockholders who subscribed for shares of our Common Stock in our recent private placement. None of these selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our Common Stock. Because the selling stockholders may offer all or some of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. The shares offered by this Prospectus may be offered from time to time by the selling stockholders named below or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer.

                                                  Table A
                                                  -------

                                                                         Number of
                                          Number of                      Shares
                                          Shares            Number of    Beneficially   Percent of
                                          Beneficially      Shares       Owned After    Outstanding
                                          Owned Prior       Registered   Completion     Shares after
                                          to Completion     for Sale     of the         Completion of
Name of Selling Stockholder               of the Offering   Hereby (1)   Offering       the Offering
-----------------------------------------------------------------------------------------------------
First Trust as trustee for                     22,000       22,000              0             *
Sheila Baird SERP

Weiss, Peck & Greer as trustee for             10,000       10,000              0             *
Sheila Baird IRA

Weiss, Peck & Greer as trustee for             28,000       16,000         12,000             *
Murray Berliner Sep IRA

Weiss, Peck & Greer as trustee for              5,500        4,000          1,500             *
Stephan Bermas IRA

William A. Birnbaum                            22,500       16,000          6,500             *

William Birnbaum and Kathleen                  22,500       16,000          6,500             *
Birnbaum

Harris J. Bixler                               21,000       16,000          5,000             *

Weiss, Peck & Greer as trustee for              8,000        4,000          4,000             *
John V. Brennan IRA

Weiss, Peck & Greer as trustee for              8,000        8,000              0             *
Julie Connelly IRA

Katharine Crossgrove                           13,000        8,000          5,000             *

Daeg Partners, LLP                            574,500       92,000        482,500         3.93%

Donna Darnell                                   7,500        4,000          3,500             *

Tirone E. David, M.D                           25,000       12,000         13,000             *

Weiss, Peck & Greer as trustee for             17,000        8,000          9,000             *
John W. Dewey, IRA

Weiss, Peck & Greer as trustee for             18,000        8,000         10,000             *
John Dorman IRA

Weiss, Peck & Greer as trustee for             14,500        8,000          6,500             *
Joan Ellenbogen IRA

Weiss, Peck & Greer as trustee for              9,500        4,000          5,500             *
Marcia Goldstein IRA

Martha Grant                                   14,000        8,000          6,000             *

Claire S. Gulamerian, Living Trust             16,600        8,000          8,600             *
dtd 6/7/96

                                                                         Number of
                                          Number of                      Shares
                                          Shares            Number of    Beneficially   Percent of
                                          Beneficially      Shares       Owned After    Outstanding
                                          Owned Prior       Registered   Completion     Shares after
                                          to Completion     for Sale     of the         Completion of
Name of Selling Stockholder               of the Offering   Hereby (1)   Offering       the Offering
-----------------------------------------------------------------------------------------------------
Ingolstadt Ltd. BVI                            26,000           16,000       10,500            *

Oscar Lascano                                   9,000            4,000        5,000            *

Weiss, Peck & Greer as trustee for              9,600            4,000        5,600            *
Stanley Mailman IRA

Barbara V. May                                  5,200            4,000        1,200            *

Weiss, Peck & Greer as trustee for             18,800           16,000        2,800            *
Bernadette Murphy IRA

Joan Nazarro                                    8,000            4,000        4,000            *

1004050 Ontario Inc.                            9,000            4,000        5,000            *

Arthur Panoff                                   9,300            8,000        1,300            *

Patricia C. Remmer, Revocable Trust            31,000           16,000       15,000            *
dtd 7/22/92

Patricia C. Remmer, 1995 Charitable            10,000            4,000        6,000            *
Lead Trust

The Remmer Family Foundation                    8,000            4,000        4,000            *

Weiss, Peck & Greer as trustee for             19,000            8,000       11,000            *
Dorothy Rivkin IRA

Maurice Schlossberg and Amy                     5,000            8,000        5,000            *
Schlossberg

Weiss, Peck & Greer as trustee for              7,000            4,000        3,000            *
Mary Simons IRA

Weiss, Peck & Greer as trustee for             22,000           16,000        6,000            *
Richard R. Stebbins

Sarah Tough                                     9,000            4,000        5,000            *

Weiss, Peck & Greer as trustee for             11,000            4,000        7,000            *
Leon Zeff IRA

Charles W. Phillips                            10,000           10,000            0            *

Richard F. Morton                              15,000            5,000       10,000            *

Neal P. Brooks                                 38,000            5,000       33,000            *

State of Wisconsin Investment Board         2,218,600          670,000    1,548,600       12.63%


                 Total                      3,355,600        1,090,000    2,273,600       18.54%

-------------

* Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of our Common Stock which become issuable in connection with the Common Stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

      The following Table B sets forth the number of shares of Common Stock to be owned upon exercise of the warrants issued to H.C. Wainwright & Co., Inc. and several of its affiliates as partial compensation for its services as placement agent in connection with our private placement. The warrantholders have confirmed to us that none had agreements or understandings, directly or indirectly, with any person to distribute the Common Stock issuable upon exercise of the warrants. Because the warrantholders or subsequent selling stockholders may offer all or some of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the amount of shares that will be held by the warrantholders or subsequent selling stockholders after completion of this offering. The shares offered by this Prospectus may be offered from time to time by the warrant holders or subsequent selling stockholders or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer.

                                                  Table B
                                                  -------

                                  Number of                   Number of
                                  Shares                      Shares
                                  Beneficially                Beneficially
                                  Owned          Number of    Owned
                                  Prior to       Shares       after
                                  Completion     Registered   Completion     Percent of
                                  of the         for Sale     of the         Outstanding
Name of Selling Stockholder       Offering       Hereby (1)   Offering(2)    Shares(2)
----------------------------------------------------------------------------------------
Eric Singer                          38,900       38,900          0              *

Matthew Balk                          5,000        5,000          0              *

Jason Adelman                         5,000        5,000          0              *

Scott Weisman                         5,600        5,600          0              *

H.C. Wainright & Co., Inc.           54,500       54,500          0              *

                Total               109,000      109,000          0              *

*  Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of our Common Stock which become issuable in connection with the Common Stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) This figure includes the shares that will be issued upon exercise of the warrants by such selling stockholder.

                              PLAN OF DISTRIBUTION

      We will receive no proceeds from this offering. The shares offered by this Prospectus may be sold by the selling stockholders (including those holding stock as a result of the future exercise of the warrants) from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders (including those holding stock as a result of the future exercise of the warrants) may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (including those holding stock as a result of the future exercise of the warrants) and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. The shares we are offering may be sold either pursuant to this Registration Statement or pursuant to Rule 144 issued by the SEC under the Securities Act of 1933.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      The selling stockholders (including those holding stock as a result of the future exercise of the warrants) and any broker-dealers or agents that participate with the selling stockholders (including those holding stock as a result of the future exercise of the warrants) in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under federal law.

      Under applicable federal rules and regulations, any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder. These rules include, without limitation, Rules 10b-6 and 10b-7, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders (including those holding stock as a result of the future exercise of the warrants).

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Harter, Secrest & Emery LLP, Rochester, New York.

                                     EXPERTS

      Our consolidated balance sheets as of June 30, 1999 and June 30, 2000 and our consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended June 30, 2000 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with this offering of our Common Stock. If any such information or representations are given or made, such information or representations must not be relied upon as having been authorized by us, by any selling stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy any reports, proxy statements and other information that we file at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such materials by mail from the Public Reference Room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and at the Commission's regional offices in New York City, 75 Park Place, Room 1400, New York, New York 10007 and Chicago, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our Common Stock is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006.

      We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to in this Prospectus as the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock we are offering. This Prospectus does not contain, nor is it required to contain, all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and our Common Stock, you should refer to the Registration Statement and its exhibits and schedules. The Registration Statement, including its exhibits and schedules, may be inspected as described above.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

      1. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed September 27, 2000;

      2. Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001;

      3. Our Form S-8 filed on May 15, 2001;

      4. Our Forms 8-K filed on July 12, 2001 and July 24, 2001;

      5. Our Form 14A filed on October 30, 2000;

      6. The description of our Common Stock, par value $.10 per share, contained in our Registration Statement on Form S-1 filed on December 23, 1992 (Registration No. 33-54470), including any amendment or report filed for the purpose of updating such description; and

      7. All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of this offering.

      Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to you upon written or oral request and without charge a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies (at no cost to requestor) should be directed to our Secretary, at our principal executive offices: Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. Our telephone number is (315) 332-7100.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Ultralife Batteries, Inc. (the "Company") in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

    SEC Registration Fee                             $1,800
    Legal fees and expenses                          20,000
    Accounting fees and expenses                      5,000
    Miscellaneous fees and expenses                   5,500
                                                     ------
    Total                                           $32,300
                                                    -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

      The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

      The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

ITEM 16.  EXHIBITS

2.1   Share Purchase Agreement
2.2   Warrant Agreement
5     Opinion of Harter, Secrest & Emery LLP
23.1  Independent Accountants' Consent
23.2 Consent of Harter, Secrest & Emery LLP (included in the Opinion of Counsel filed as Exhibit 5 hereto)
24    Power of Attorney (see page II-4)

ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflect in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to supplement the prospectus, after expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specially incorporated by referred in the prospectus to provide such interim financial information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of New York, on this 17th day of August, 2001.

                               ULTRALIFE BATTERIES, INC.


                              By:   /s/ JOHN D. KAVAZANJIAN
                                 ---------------------------------------------
                                        John D. Kavazanjian,
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below appoints John D. Kavazanjian, Robert W. Fishback and Peter F. Comerford, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                              Date

/s/ John D. Kavazanjian       Chief Executive Officer,         August 17, 2001
-----------------------       President and Director
John D. Kavazanjian           (Principal Executive Officer)

/s/ Robert W. Fishback        Vice President-Finance and       August 17, 2001
-----------------------       Chief Financial Officer
Robert W. Fishback            (Principal Financial Officer
                              and Principal Accounting
                              Officer)

/s/ Ranjit Singh              Director                         August 17, 2001
-----------------------
Ranjit Singh

/s/ Arthur M. Lieberman       Director                         August 17, 2001
-----------------------
Arthur M. Lieberman

/s/ Joseph C. Abeles          Director                         August 17, 2001
-----------------------
Joseph C. Abeles

/s/ Joseph N. Barrella        Director                         August 17, 2001
-----------------------
Joseph N. Barrella

/s/ Carl H. Rosner            Director                         August 17, 2001
-----------------------
Carl H. Rosner

/s/ Patricia C. Barron        Director                         August 17, 2001
-----------------------
Patricia C. Barron

                                INDEX TO EXHIBITS

2.1   Share Purchase Agreement

2.2   Warrant Agreement

5     Opinion of Harter, Secrest & Emery LLP

23.1  Consent of Independent Accountants'

23.2 Consent of Harter, Secrest & Emery LLP (included in the Opinion of Counsel filed as Exhibit 5)

24    Power of Attorney (see page II-4)